Exhibit 3.1(e)
CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF LIMITED PARTNERSHIP
OF
TACTICAL DIVERSIFIED FUTURES FUND L.P.

Under Section 121-202 of the Revised Limited Partnership Act

The undersigned, desiring to amend the Certificate of Limited Partnership of Tactical Diversified Futures Fund L.P. pursuant to the provisions of Section 121-202 of the Revised Limited Partnership Act of the State of New York, does hereby certify as follows:

FIRST:                    The name of the limited partnership is Tactical Diversified Futures Fund L.P.

The name under which the limited partnership was formed is Citigroup Diversified Futures Fund L.P.

SECOND:	The date of filing of the Certificate of Limited Partnership is December 3, 2002.

THIRD:                   By this Certificate of Amendment, the Certificate of Limited Partnership of the limited partnership is hereby amended to change (a) the post office address to which the secretary of state shall mail a copy of any process against the limited partnership served upon him or her and (b) the address of the general partner of the limited partnership.

The Certificate of Limited Partnership of the limited partnership is hereby amended in the following respects:

Paragraph THIRD of the Certificate of Limited Partnership, which sets forth the designation of the secretary of state as agent of the limited partnership upon whom process against it may be served and the post office address to which the secretary of state shall mail a copy of any process against it served upon him or her, is hereby amended to read as follows:

“THIRD:                      The said limited partnership hereby designates the Secretary of State as its agent upon whom all process in any action or proceedings against it may be served within the State of New York.  The post office address to which the Secretary of State shall mail a copy of any process against the Partnership is:

Ceres Managed Futures LLC
522 Fifth Avenue - 14th Floor
New York, New York 10036
Attn: Jennifer Magro”

Paragraph FIFTH of the Certificate of Limited Partnership, which sets forth the name and business address of the general partner of the limited partnership, is hereby amended to reflect the new address of the general partner and to read as follows:

“FIFTH:                      The name and mailing address of the sole general partner of the Partnership is:

Ceres Managed Futures LLC
522 Fifth Avenue - 14th Floor
New York, New York 10036”

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Certificate of Limited Partnership on this 29th day of June, 2010.

By:           Ceres Managed Futures LLC,
General Partner

By:           /s/ Jennifer Magro
Jennifer Magro
Authorized Person